UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 5, 2010

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Effective March 5, 2010, Fidelity National Financial, Inc. (the “Company”) entered into an agreement to amend and restate its credit agreement dated as of September 12, 2006 (“Credit Agreement”) with Bank of America, N.A. as administrative agent and swing line lender (the “Administrative Agent”), and the other financial institutions party thereto (the “Amendment and Restatement Agreement”), and an agreement to change the aggregate size of the credit facility under the Credit Agreement (the “Commitment Increase Agreement”). These agreements reduce the total size of the credit facility from $1.1 billion to $951.2 million, with an option to increase the size of the credit facility to $1.1 billion, and create a new tranche, representing $925 million of the total size of the credit facility, with an extended maturity date of March 5, 2013. Pricing for the new tranche is based on an applicable margin between 110 basis points to 190 basis points over LIBOR, depending on the senior debt ratings of the Company. At the current Moody’s and Standard & Poor’s senior debt ratings of Baa3/BBB-, the applicable margin for the new tranche is 150 basis points.
The Credit Agreement as amended by the Amendment and Restatement Agreement (the “Restated Credit Agreement”) remains subject to customary affirmative, negative and financial covenants included in the Credit Agreement, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments and dispositions, limitations on dividends and other restricted payments, a minimum net worth and a maximum debt to capitalization ratio. Upon an event of default under the Restated Credit Agreement, the Administrative Agent can accelerate the maturity of all amounts borrowed under the Restated Credit Agreement. Events of default include the failure to pay principal and interest in a timely manner and breach of certain covenants.
The foregoing summary of the Credit Agreement, the Amendment and Restatement Agreement and the Commitment Increase Agreement is not complete, and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2006, the Amendment and Restatement Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and the Commitment Increase Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, all of which are incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Credit Agreement, the Amendment and Restatement Agreement or the Commitment Increase Agreement, the text of the relevant agreement shall control.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.
10.1
Amendment and Restatement Agreement, dated as of March 5, 2010, among Fidelity National Financial, Inc., Bank of America, N.A. as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto.

10.2	Commitment Increase Agreement, dated as of March 5, 2010, among Fidelity National Financial, Inc., Bank of America, N.A. as Administrative Agent, and the other financial institutions party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Executive Vice President, Chief Financial Officer

Dated: March 10, 2010